Exhibit 4.2
[Form of Face of Note of First Series]
     [Insert if Global Security — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
ANADARKO PETROLEUM CORPORATION
Floating Rate Senior Notes Due 2009

No. 001	$
CUSIP No. 032511 AW 7
ISIN No. US032511AW72
     ANADARKO PETROLEUM CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ...................................... , or registered assigns, the principal sum of .................. .................... Dollars on September 15, 2009, and to pay interest thereon from September 19, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15 (each such date, an “Interest Payment Date” and an “Interest Reset Date”) in each year, commencing December 15, 2006, and at the Maturity thereof, at the rate of LIBOR plus 0.40% per annum, until the principal hereof is paid or made available for payment; provided, however, that if an Interest Payment Date or an Interest Reset Date would otherwise be a day that is not a Specified Business Day (as defined below), such Interest Payment Date or Interest Reset Date, as applicable, will be postponed to the next day that is a Specified Business Day; provided further, that if that Specified Business Day is in the next succeeding calendar month, such Interest Payment Date or Interest Reset Date, as applicable, will be the immediately preceding Specified Business Day, except that the Interest Payment Date and the Interest Reset Date that falls on September 15, 2009 will not be changed. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1, June 1, September 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest so payable, but not punctually paid or duly provided for, will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Each period from an Interest Reset Date (or, in the case of the initial interest period, from September 19, 2006) to, but excluding, the next succeeding Interest Reset Date is referred to as an “interest period.” LIBOR will be reset quarterly on each Interest Reset Date for the interest period commencing on such Interest Reset Date. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.
     “LIBOR” means, with respect to any interest period, the offered rate per annum for three-month deposits in U.S. dollars on the relevant Interest Determination Date as that rate appears on Moneyline Telerate page 3750 as of 11:00 A.M., London time, on the relevant Interest Determination Date. If such rate does not appear on Moneyline Telerate page 3750, LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the relevant Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month U.S. dollar deposits, beginning on the relevant Interest Reset Date, and in a representative amount. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, LIBOR for the relevant Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on that Interest Determination Date, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the relevant Interest Reset Date, and in a representative amount. If fewer than three banks selected by the Calculation Agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.
     “Moneyline Telerate page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified herein or any replacement page or pages on that service.
     “representative amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.
     “Calculation Agent” means The Bank of New York Trust Company, N.A.
     “Interest Determination Date” means the date that is two days prior to the first day of each interest period, such days to be days in London, U.K. that are not days on which banking institutions are authorized or obligated by law or executive order to close.
     “Specified Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York, and that is also a London Business Day. A London Business Day is a day on which dealings in U.S. dollars are transacted in the London interbank market.

     The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof or any payment of interest becomes payable on a day other than an Interest Payment Date; provided, however, that if this Security is not a Global Security, (i) payment of interest on an Interest Payment Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and all other payments will be made by check against surrender of this Security; (ii) all payments by check will be made in next-day funds (i.e., funds that become available on the day after the check is cashed); and (iii) notwithstanding clauses (i) and (ii) above, with respect to any payment of any amount due on this Security, if this Security is in a denomination of at least $1,000,000 and the Holder hereof at the time of surrender hereof or, in the case of any payment of interest on any Interest Payment Date, the Holder thereof on the related Regular Record Date delivers a written request to the Paying Agent to make such payment by wire transfer at least five Business Days before the date such payment becomes due, together with appropriate wire transfer instructions specifying an account at a bank in New York, New York, the Company shall make such payment by wire transfer of immediately available funds to such account at such bank in New York City, any such wire instructions, once properly given by a Holder as to this Security, remaining in effect as to such Holder and this Security unless and until new instructions are given in the manner described above; and provided further, that notwithstanding anything in the foregoing to the contrary, if this Security is a Global Security, payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

[SEAL]	ANADARKO PETROLEUM CORPORATION

By:

Name:
Title:

Attest:

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK TRUST
COMPANY, N.A., AS TRUSTEE

By:

Authorized Signatory

[Form of Reverse of Note of First Series]
     This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 19, 2006 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $2,000,000,000 (plus such additional amounts of Securities of this series as may be authorized for issuance from time to time in the manner set forth in the Indenture).
     The Securities of this series are subject to redemption upon not less than 30 days’ nor more than 60 days’ notice, on any Specified Business Day on or after March 15, 2008, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series

R-1

considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, with a minimum denomination of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

R-2

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Security and the Indenture shall be governed by and construed in accordance with the law of the State of New York.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

R-3